SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 11, 2004

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26950 Agoura Road
Calabasas Hills, California 91301
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        The Company has entered into a $35 million credit facility with Bank of the West that replaces an existing facility with that institution. The terms and conditions of the new facility are included in the agreement attached as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2004	THE CHEESECAKE FACTORY INCORPORATED By: /s/ GERALD W. DEITCHLE —————————————— Gerald W. Deitchle President

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EXHIBIT INDEX

Exhibit	Description

99.1	Credit Agreement dated December 30, 2003 between The Cheesecake Factory Incorporated and
Bank of the West.
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